Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement No. 33-52151 on Form S-8 pertaining to the 1994 Equitable Resources, Inc. Long-Term Incentive Plan;

•                  Registration Statement No. 33-53703 on Form S-3 pertaining to the registration of $100,000,000 Medium-Term Notes, Series C of Equitable Resources, Inc.;

•                  Post-effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan;

•                  Registration Statement No. 333-01879 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan;

•                  Registration Statement No. 333-22529 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings and Protection Plan;

•                  Registration Statement No. 333-06839 on Form S-3 pertaining to the registration of $168,000,000 of 7.75% debt securities of Equitable Resources, Inc.;

•            Registration Statement No. 333-82189 on Form S-8 pertaining to the 1999 Equitable Resources, Inc. Long-Term Incentive Plan;

•            Registration Statement No. 333-82193 on Form S-8 pertaining to the 1999 Equitable Resources, Inc. Non-Employee Directors’ Stock Incentive Plan;

•            Registration Statement No. 333-32410 on Form S-8 pertaining to the Equitable Resources, Inc. Deferred Compensation Plan and the Equitable Resources, Inc. Directors’ Deferred Compensation Plan;

•            Registration Statement No. 333-70822 on Form S-8 pertaining to the 1999 Equitable Resources, Inc. Long-Term Incentive Plan;

•            Registration Statement No. 333-122382 on Form S-8 pertaining to the 2005 Equitable Resources, Inc. Employee Deferred Compensation Plan and the 2005 Equitable Resources, Inc. Directors’ Deferred Compensation Plan; and

•            Registration Statement No. 333-129286 on Form S-4 pertaining to the registration of $150,000,000 of 5% Notes due 2015 of Equitable Resources, Inc.;

of our reports dated February 19, 2007, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc., Equitable Resources, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Equitable Resources, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 19, 2007